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                                                                      Exhibit 4n

                          Variable Annuity Income Rider

This Rider is made a part of the Contract to which it is attached. The Rider Effective Date is shown on the Contract Benefit Data page(s). The provisions contained here within apply in lieu of any provisions in the Contract (including any attachments to the Contract) to the contrary, except for attachments to the Contract that are Qualified Contract Amendments or Endorsements. This Rider will only be attached to Qualified Contracts. While this Rider is in effect, additional Purchase Payments to the Contract will be accepted only during the Access Period and only if the Guaranteed Income Benefit Option was either not selected or has been terminated.

                                  Defined Terms

Access Period - The length of time in whole years, measured from the Periodic Income Commencement Date shown on the Contract Benefit Data page(s), during which an Owner may elect to surrender the Contract, make Withdrawals from the Contract, or make Purchase Payments to the Contract. If during the Access Period the payment of the Guaranteed Income Benefit reduces the Account Value to zero, the Access Period will end and the Lifetime Income Period, if any, will begin on the Valuation Date the Account Value equals zero. Subject to LNL's approval, during the Access Period an Owner may extend or shorten the Access Period, within the minimum and maximum periods allowable at the time of change, no more than once per Contract Year. Notice of the change request, either in signed writing or another manner that LNL approves in advance, must be sent to LNL. A change to the Access Period will be effective on the next Periodic Income Commencement Date anniversary. If the Access Period is changed, Periodic Income Payments after the effective date of the change will be adjusted accordingly. A change to the Access Period will terminate the Guaranteed Income Benefit Option, if in effect. Termination of the option will be effective with the change in the Access Period on the next Periodic Income Commencement Date anniversary.

Account Value - During the Access Period, on any Valuation Date the sum of the values of the Variable Subaccounts attributable to the Contract plus the sum of the values of the Fixed Account(s) attributable to the Contract. State and local government premium tax, if applicable, will be deducted from the Account Value when incurred by LNL, or at another time of LNL's choosing.

Annuitant - The person upon whose life the payment of the Periodic Income Payments will be contingent and upon whose death a Death Benefit may be paid. The Contract may only have one Annuitant after the Rider Effective Date. The Annuitant may not be changed after the Rider Effective Date.

Secondary Life - The person upon whose life the payment of the Periodic Income Payments will also be contingent. The designation of a Secondary Life results in a joint life payout. The Secondary Life must be designated prior to the Rider Effective Date and may not be changed after the Rider Effective Date.

Assumed Interest Rate - The interest rate used in calculating the Initial Periodic Income Payment. This rate may be 3%, 4%, 5% or 6% as selected by an Owner at the Rider Effective Date; however, this rate will be 4% if the Guaranteed Income Benefit Option is elected. The Assumed Interest Rate is shown on the Contract Benefit Data page(s).

Lifetime Income Period - The period that begins after the Access Period, provided the Annuitant is still living and the Contract has not been surrendered. This period will then continue for as long as the Annuitant, or in the case of a joint life payout, the Annuitant or the Secondary Life, is living.

Periodic Income Payment - The variable, periodic income amounts paid under this Rider to an Owner, or an Owner's designee, during the Access Period and the Lifetime Income Period. Prior to the Rider Effective Date an Owner must select one of the following Periodic Income Payment Modes: monthly, quarterly, semi-annually or annually. The Initial Periodic Income Payment Mode is shown on the Contract Benefit Data page(s).

Periodic Income Commencement Date - The Valuation Date on which the Initial Periodic Income Payment under this Rider is calculated. The due date of the Initial Periodic Income Payment will be no more than [14] calendar days after the Periodic Income Commencement Date. The Periodic Income Commencement Date is shown on the Contract Benefit Data page(s).

Surrender Value - During the Access Period the Surrender Value is the Account Value less any applicable Contingent deferred Sales Charge/Surrender Charge and if applicable, any Market Value Adjustment/Interest Adjustment. The Contract and this Rider will terminate upon payment of the full Surrender Value.

Withdrawals - Additional amounts from the Account Value requested by, and paid to, the Owner during the Access Period.

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              Determination of the Initial Periodic Income Payment

The Initial Periodic Income Payment will be determined by dividing the Account Value as of the prior December 31 by 1000 and multiplying this result by an annuity factor. The Initial Periodic Income Payment is shown on the Contract Benefit Data page(s).

The annuity factor is based upon, as of the Periodic Income Commencement Date, the age and sex of the Annuitant; the age and sex of the Secondary Life, if applicable; the Periodic Income Payment Mode; the length of the Access Period; the Assumed Interest Rate and when applicable the [1983 'a' Individual Annuity Mortality Table, modified].

              Determination of Subsequent Periodic Income Payments

Subsequent Periodic Income Payments will be adjusted on a calendar year basis.

During the Access Period.

The first Periodic Income Payment due in each subsequent calendar year will be determined by dividing the Account Value as of the prior December 31 by 1000 and multiplying this result by a revised annuity factor. Provided no Withdrawals are taken during a calendar year, subsequent Periodic Income Payments made during a calendar year will be equal to the first Periodic Income Payment made in that calendar year, with the exception of the calendar year in which the Access Period ends. If a Withdrawal is taken, the next Periodic Income Payment will be determined by dividing the Account Value as of the prior December 31, less all Withdrawals made during the current calendar year, by 1000 and multiplying this result by a revised annuity factor. Any subsequent Periodic Income Payments due after the Withdrawal and prior to the next calendar year will be equal to the Periodic Income Payment determined immediately following the Withdrawal.

If a Secondary Life was not designated, prior to the death of the Annuitant the revised annuity factor is based upon, as of the Valuation Date of the Periodic Income Payment, the age and sex of the Annuitant; the Periodic Income Payment Mode; the length of time remaining in the Access Period; the Assumed Interest Rate; and when applicable the [1983 'a' Individual Annuity Mortality Table, modified].

If a Secondary Life was designated, then prior to the death of either the Annuitant or the Secondary Life, the revised annuity factor is based upon, as of the Valuation Date of the Periodic Income Payment: the ages and sexes of the Annuitant and the Secondary Life; the Periodic Income Payment Mode; the length of time remaining in the Access Period; the Assumed Interest Rate; and when applicable the [1983 'a' Individual Annuity Mortality Table, modified]. Upon receipt of due proof of the death of the Secondary Life, the next Periodic Income Payment will be compared to a Periodic Income Payment calculated by substituting the age and sex of the Annuitant for the ages and sexes of the Annuitant and the Secondary Life in the revised annuity factor described above. If the resulting Periodic Income Payment is less than or equal to the Periodic Income Payment determined by using both lives, then both lives will continue to be used in calculating the revised annuity factor. If the resulting Periodic Income Payment is greater than the Periodic Income Payment determined by using the ages and sexes of both individuals, then the following will occur:

     1. The age and sex of the Annuitant will be substituted for the ages and sexes of the Annuitant and the Secondary Life in calculating subsequent revised annuity factors to determine Periodic Income Payments subsequent to the death of the Secondary Life.

     2. The next Periodic Income Payment due after the death of the Secondary Life will be calculated using the revised annuity factor. Subsequent Periodic Income Payments due in the same calendar year will be equal to the Periodic Income Payment determined immediately following the death of the Secondary Life, unless there is a Withdrawal. Any Withdrawal will reduce subsequent Periodic Income Payments during the calendar year in the same proportion as the amount withdrawn reduces the prior December 31 Account Value.

If the Guaranteed Income Benefit Option is in effect, payments equal to the Guaranteed Income Benefit may reduce the Account Value to zero prior to the end of the Access Period (See: Guaranteed Income Benefit Option).

During the Lifetime Income Period.

On the last Valuation Date of the Access Period, the amount of the last Periodic Income Payment paid during the Access Period will be multiplied by 1000 and divided by an annuity factor which is based upon the age(s) and sex(es) of the Annuitant (and Secondary Life); the Periodic Income Payment Mode; the number of Periodic Income Payments remaining, if any, in the calendar year; an annual effective rate of interest not less than 0%; and the [1983 'a' Individual Mortality Table, modified]. This

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amount will be deducted on a pro-rata basis from the Fixed Subaccounts and/or
Variable Subaccounts and will be transferred to the General Account of LNL where it will earn interest at an annual effective rate of interest of not less than [0%] until each Periodic Income Payment remaining in the calendar year becomes payable.

The modal Periodic Income Payments from the Fixed Account in the calendar year immediately following the end of the Access Period will be determined by first dividing the Account Value in the Fixed Account as of the last Valuation Date of the Access Period, after any deduction required above, by 1000 and multiplying the result by a revised annuity factor (See: Determination of Subsequent Periodic Income Payments, During Access Period) based upon the age(s) and sex(es) of the Annuitant (and Secondary Life); an annual mode, the length of time since the end of the Access Period; the Assumed Interest Rate; and the [1983 'a' Individual Annuity Mortality Table, modified]. The resulting annual modal amount will then be multiplied by 'A' divided by 'B', where

     'A' is the 'Interest Adjustment Factor' raised to a power equal to the number of days from the end of the Access Period to the Valuation Date of the first modal Periodic Income Payment in the first calendar year following the end of the Access Period, where the 'Interest Adjustment Factor' is equal to (1+i) raised to the power of 1/365, with 'i' equal to an annual effective rate of interest not less than [0%], and

     'B' is the 'Daily Factor' raised to a power equal to the number of days from the end of the Access Period to the Valuation Date of the first modal Periodic Income Payment in the first calendar year following the end of the Access Period, where the 'Daily Factor' is equal to (1 + Assumed Interest Rate) raised to the power of 1/365.

Finally, the resulting annual modal amount will be converted into modal Periodic Income Payments by dividing the annual modal amount by 1000 and multiplying by a one year annuity factor reflecting the age(s) and sex(es) of the Annuitant (and Secondary Life); the Periodic Income Payment Mode; an annual effective rate of interest not less than [0%]; and the [1983 'a' Individual Annuity Mortality Table, modified].

The modal Periodic Income Payments from the Fixed Account in each subsequent calendar year will be determined by multiplying the prior year's annual modal amount from the Fixed Account by 'A' divided by 'B', where

     'A' is the 'Interest Adjustment Factor' raised to a power equal to the number of days from the Valuation Date of the first modal payment made in the prior calendar year to the Valuation Date of the first modal Periodic Income Payment in the current calendar year, where the 'Interest Adjustment Factor' is equal to (1+i) raised to the power of 1/365, with 'i' equal to an annual effective rate of interest not less than [0%], and

     'B' is the `Daily Factor' raised to a power equal to the number of days from the Valuation Date of the first modal payment made in the prior calendar year to the Valuation Date of the first modal Periodic Income Payment in the current calendar year, where the 'Daily Factor' is equal to (1 + Assumed Interest Rate) raised to the power of 1/365.

Then the resulting annual modal amount will be converted into modal Periodic Income Payments by dividing the annual modal amount by 1000 and multiplying by a one year annuity factor reflecting the age(s) and sex(es) of the Annuitant (and Secondary Life); the Periodic Income Payment Mode; an annual effective rate of interest not less than [0%]; and the [1983 `a' Individual Annuity Mortality Table, modified].

The modal Periodic Income Payments from the Variable Account in the calendar year immediately following the end of the access Period will be determined by first dividing the Account Value in each Variable Subaccount as of the last Valuation Date of the Access Period, after any deduction required above, by 1000 and multiplying the result by a revised annuity factor (See: Determination of Subsequent Periodic Income Payments, During the Access Period) based upon the age(s) and sex(es) of the Annuitant (and Secondary Life); an annual mode, the length of time since the end of the Access Period; the Assumed Interest Rate; and the [1983 'a' Individual Annuity Mortality Table, modified]. The resulting annual modal amount will be divided by the Annuity Unit value for the respective Variable Subaccount as of the last Valuation Date of the Access Period to determine the number of Annuity Units reflecting an annual modal amount per Variable Subaccount. The resulting number of Annuity Units reflecting an annual modal amount per Variable Subaccount will then be multiplied by the Annuity Unit value for each Variable Subaccount on the Valuation Date of the first modal Periodic Income Payment in the first calendar year following the end of the Access Period and summed. Finally, the resulting annual modal amount will be transferred to the General Account of LNL and converted into modal Periodic Income Payments by dividing the annual modal amount by 1000 and multiplying by a one year

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annuity factor reflecting the age(s) and sex(es) of the Annuitant (and Secondary
Life); the Periodic Income Payment Mode; an annual effective rate of interest not less than [0%]; and the [1983 'a' Individual Annuity Mortality Table, modified].

The modal Periodic Income Payments from the Variable Account in each subsequent calendar year will be determined by first multiplying the number of Annuity Units reflecting an annual modal amount per Variable Subaccount by the Annuity Unit value for each Variable Subaccount on the Valuation Date of the first modal Periodic Income Payment due in that calendar year and summing the results. Then the resulting annual modal amount will be transferred to the General Account of LNL and converted into modal Periodic Income Payments by dividing the annual modal amount by 1000 and multiplying by a one year annuity factor reflecting the age(s) and sex(es) of the Annuitant (and Secondary Life); the Periodic Income Payment Mode; an annual effective rate of interest not less than [0%]; and the [1983 'a' Individual Annuity Mortality Table, modified].

The Annuity Unit value for any Valuation Period for any Variable Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by `C' divided by `D', where:

     'C' is a Variable Subaccount's Accumulation Unit value as of the end of the current Valuation Period divided by the Accumulation Unit value of the same Variable Subaccount as of the end of the immediately preceding Valuation Period, and

     'D' is the 'Daily Factor' raised to a power equal to the number of days in the current Valuation Period, where the 'Daily Factor' is equal to (1 + Assumed Interest Rate) raised to the power of 1/365.

                        Guaranteed Income Benefit Option

If available, an Owner may select the Guaranteed Income Benefit Option prior to the Rider Effective Date. If the Guaranteed Income Benefit Option is selected and is still in effect, then:

     1.   The greater of:

     (a)  the subsequent Periodic Income Payment as determined above, and

     (b)  the Guaranteed Income Benefit

     will be paid.

     During the Access Period, this will result in an amount no less than the Guaranteed Income Benefit amount being paid from the Account Value, which may result in a lower Account Value than otherwise would be available in the absence of the Guaranteed Income Benefit Option. If during the Access Period the payment of the Guaranteed Income Benefit reduces the Account Value to zero, the Access Period will end and the Lifetime Income Period, if any, will begin on the Valuation Date the Account Value equals zero. Each subsequent Periodic Income Payment during the Lifetime Income Period, if any, will be equal to the Guaranteed Income Benefit.

     During the Lifetime Income Period, if a Periodic Income Payment as determined above is less than the Guaranteed Income Benefit, the excess of the Guaranteed Income Benefit over the Periodic Income Payment will reduce the number of Annuity Units per Variable Subaccount payable in each subsequent Periodic Income Payment. The reduction to the number of Annuity Units per payment will be determined by first dividing 'a' by 'b' where:

         'a' is the amount of the excess of the Guaranteed Income Benefit over the Periodic Income Payment; and

         'b' is a revised annuity factor (See: Determination of Subsequent Periodic Income Payments, During the Access Period)

     and then dividing this result by the Annuity Unit value as of the Valuation Date of the Periodic Income Payment.

     If payment of the Guaranteed Income Benefit reduces the number of Annuity Units per payment to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period, if any, will be equal to the Guaranteed Income Benefit.

     2.  The Guaranteed Income Benefit will be equal to the lesser of:

         (a). the Guaranteed Income Benefit Percent, shown on the Contract Benefit Data page(s), multiplied by the highest Periodic Income Payment made on any previous anniversary of the Initial Periodic Income Payment Date (including the Initial Periodic Income Payment
              Date), reduced by Withdrawals; or

         (b) the Guaranteed Income Benefit Limit shown on the Contract Benefit Data page(s), reduced by Withdrawals.

         Each Withdrawal made subsequent to the anniversary on which the highest Periodic Income Payment is determined will reduce the Guaranteed Income Benefit in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.

     3. The Initial Guaranteed Income Benefit is shown on the Contract Benefit Data page(s).

     4. Withdrawals will reduce the Guaranteed Income Benefit Limit in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.

     5. A change to the Access Period by the Owner will terminate the Guaranteed Income Benefit Option, if in effect. Termination of the option will be effective with the change in the Access Period on the next Periodic Income Commencement Date anniversary.

     6. While the Guaranteed Income Benefit Option is in effect the full Account Value must be allocated to the Variable Subaccount(s) according to a Subaccount Allocation Plan approved by LNL. The Initial Subaccount Allocation Plan is shown on the Contract Benefit Data page(s). The Account Value will be automatically rebalanced each calendar [month] according to the Subaccount Allocation Plan then in effect. The Owner may reallocate the full Account Value from the current Subaccount Allocation Plan to another Subaccount Allocation Plan approved by LNL. Notice of the reallocation, either in signed writing or another manner that LNL approves in advance, must be sent to LNL. The reallocation will be effective on the next Valuation Date following receipt of the request. Partial reallocations or transfers of Account Value by the Owner will terminate the Guaranteed Income Benefit Option.

         LNL reserves the right to add or modify Subaccount Allocation Plans. If the Subaccount Allocation Plan selected by the Owner is modified by LNL, the Owner will be notified in writing at least [14] days prior to the Valuation Date the modification to the Subaccount Allocation Plan will occur. With notice to LNL in signed writing or another manner approved in advance by LNL, the Owner may reallocate the full Account Value from the modified Subaccount Allocation Plan to another available Subaccount Allocation Plan, if any, approved by LNL.

         During any Valuation Period after the termination of the Guaranteed Income Benefit Option the Owner may allocate the Account Value to any Variable Subaccount(s) available for contracts without the Guaranteed Income Benefit Option.

     7. The Guaranteed Income Benefit Option may be terminated by the Owner. Notice of the termination, either in signed writing or another manner that LNL approves in advance, must be sent to LNL. The termination will be effective as of the Valuation Date on the next Periodic Income Commencement Date anniversary. The Guaranteed Income Benefit Option will terminate upon the death of the Annuitant or, if a joint life payout was elected, upon the death of last to die of the Annuitant and Secondary Life. Upon the effective date of the termination, the daily charge imposed in a Variable Subaccount will be the daily charge imposed for Contracts without the Guaranteed Income Benefit Option and subsequent Periodic Income Payments will not be subject to the Guaranteed Income Benefit.

                                  Account Value

During the Access Period the Account Value will be increased by any net investment gains and interest credited and will be reduced by any net investment losses, Periodic Income Payments made, premium tax paid, if any, and Withdrawals taken. At the end of the Access Period, any remaining Account Value will be applied to continue the Periodic Income Payment for the Lifetime Income Period. There will no longer be an Account Value after the Access Period.

                         Valuation of Accumulation Units

The daily charge imposed in a Variable Subaccount for any Valuation Period this Rider is in effect represents the daily mortality and expense risk charge and the daily administrative charge adjusted for the number of calendar days in the Valuation Period. This daily charge, on an annual basis, will not exceed the rate shown on the Contract Benefit Data page(s) for the options selected by the Owner and in effect. This daily charge will replace any prior daily charge provided in the Contract. This daily charge will begin on the Rider Effective Date.

                                Withdrawal Option

During the Access Period an Owner may make Withdrawals of amounts up to the Surrender Value. Withdrawals will be subject to the terms of the Withdrawal Option and if applicable, the Contingent Deferred Sales Charge/Surrender Charge provisions of the Contract for Withdrawals occurring prior to the Annuity Commencement Date.

Withdrawals will immediately reduce the Account Value and will reduce subsequent Periodic Income Payments. (See: Determination of Subsequent Periodic Income Payments, During the Access Period)

                                Surrender Option

During the Access Period, an Owner may surrender the Contract for the Surrender Value. A surrender of the Contract will be subject to the terms of the Surrender Option and if applicable, the Contingent Deferred Sales Charge/Surrender Charge provisions of the Contract for surrenders occurring prior to the Annuity Commencement Date. If the Contract is surrendered, no further Periodic Income Payments will be made and the Contract and this Rider will terminate.

                                 Transfer Option

If the Guaranteed Income Benefit Option has been selected by an Owner and has not been terminated, then an Owner may not direct transfers between the Variable Subaccounts and/or the Fixed Account(s); otherwise, an Owner may direct a transfer between the Variable Subaccounts and/or the Fixed Account(s) of any portion of the Account Value, subject to the terms of the Transfer Option provisions of the Contract for transfers occurring prior to the Annuity Commencement Date.

If the Guaranteed Income Benefit Option has not been selected by an Owner, or the option has been terminated by the Owner, transfers between the Variable Subaccounts during the Lifetime Income Period will result in the selling of Annuity Units from one Variable Subaccount and the purchase of Annuity Units from the other Variable Subaccount, at the current Annuity Unit values. These Annuity Units will then represent the number of annuity units per payment from the Variable Subaccount.

A transfer of a Periodic Income Payment from the Fixed Account to a Periodic Income Payment from the Variable Account is not permitted after the Access Period.

           Waiver of Contingent Deferred Sales Charge/Surrender Charge

If applicable, during the Access Period, in addition to any provision in the Contract for waiving Contingent Deferred Sales Charge/Surrender Charge, the Contingent Deferred Sales Charge/Surrender Charge will not be applied to Periodic Income Payments. Periodic Income Payments will be withdrawn from Purchase Payments on a "first-in, first-out" (FIFO) basis.

                                  Death Benefit

On the Rider Effective Date any Death Benefit previously in effect and its daily charge, if applicable, will terminate.

Certain Access Periods may not be allowed if this Rider is elected by a beneficiary to settle a death claim.

During the Access Period.

This Rider provides the following Death Benefit option(s) during the Access
Period:

     A. The Account Value Death Benefit is equal to the current Account Value as of the Valuation Date on which the death claim is approved by LNL for payment; or

     B. If available, Enhanced Guaranteed Minimum Death Benefit (EGMDB)/Annual Step-Up Death Benefit will be equal to the greatest of:

     (1) the Account Value as of the date the death claim is approved by LNL for payment; or

     (2) the Enhancement Amount, if any, in effect as of the date of death of the deceased Owner or Annuitant as shown on the Contract Data Benefit page(s) plus the sum of Purchase Payments minus all Periodic Income Payments and minus all Withdrawals including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date; or

     (3) the highest Contract Value or Account Value on the Contract Date or any Contract Date anniversary occurring on or after the Valuation Date the EGMDB/Annual Step-Up Death Benefit is effective on the Contract, (determined before the allocation of any Purchase Payments on that Contract Date anniversary) and prior to the 81st birthday of the deceased Annuitant and prior to the date of death of the deceased Annuitant for whom a death claim is approved by the LNL Home Office for payment. The highest Contract Value or Account Value is adjusted for certain transactions. It is increased by Purchase Payments made on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained. It is decreased by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained.

The Death Benefit in effect, as of the Rider Effective Date, is shown on the Contract Benefit Data page(s).

If the EGMDB/Annual Step-Up Death Benefit is in effect, an Owner may choose to terminate the EGMDB/Annual Step-Up Death Benefit by providing notice of the change request to LNL, either in signed writing or another manner that LNL approves in advance. The Account Value Death Benefit option will then be effective as of the Valuation Date on which the notification to change the Death Benefit option is received at the Home Office. Termination of the EGMDB/Annual Step-Up Death Benefit option by an Owner will be permanent and final.

Complete distribution of the Death Benefit will terminate the Contract and this Rider.

Upon the death of the Annuitant, the Periodic Income Payments will terminate. Any available contract option that is in compliance with Section 401(a)(9) of the Code may be elected for payment of the Death Benefit. [If the Contract is continued upon the death of the Annuitant of this Contract, the excess, if any, of the Death Benefit over the current Account Value as of the Valuation Date on which the death claim is approved by LNL for payment will be credited into the Contract.] If the Contract is not continued and payment of the Death Benefit is elected, the Contract and this Rider will terminate.

Upon notification to LNL of the death of the Secondary Life, the Periodic Income Payments may be suspended until the death claim is approved as described in the Contract. Upon approval, the Owner may elect to continue the Contract and the Periodic Income Payments or may elect to terminate the Contract and this Rider and receive payment of the Surrender Value. If the Contract is continued a lump-sum payment for the value of any suspended payments, as of the date the death claim is approved, will be made and the Periodic Income Payments will continue for the remainder of the Access Period and then, if the Annuitant is still surviving, for the Lifetime Income Period.

During the Lifetime Income Period.

Upon the death of the Annuitant, if a Secondary Life was not designated or the Secondary Life is no longer surviving, the Periodic Income Payments will cease and the Contract and this Rider will terminate. If a Secondary Life was designated and is still surviving the Periodic Income Payments may be suspended until the death claim is approved as described in the Contract. Upon approval, a lump-sum payment for the value of any suspended payments, as of the date the death claim is approved, will be made and the Periodic Income Payments will continue for as long as the Secondary Life continues to live.

Upon the death of the Secondary Life, if the Annuitant is no longer surviving, the Periodic Income Payments will cease and the Contract and this Rider will terminate. If the Annuitant is still surviving the Periodic Income Payments may be suspended until the death claim is approved as described in the Contract. Upon approval, a lump-sum payment for the value of any suspended payments, as of the date the death claim is approved, will be made and the Periodic Income Payments will continue for as long as the Annuitant continues to live.

                     Termination of Periodic Income Payments

The Periodic Income Payments under this Rider may be terminated by the Owner prior to the end of the Access Period. Notice of the termination, either in signed writing or another manner that LNL approves in advance, must be sent to LNL.

Termination of the Periodic Income Payments will also result in the termination of the Access Period, the Lifetime Income Period and the Guaranteed Income Benefit Option as provided for under this Rider.

Upon termination of the Periodic Income Payments, the Death Benefit will be as shown on the Contract Benefit Data page(s).

The termination will be effective as of the Valuation Date on which the notification to terminate the Periodic Income Payments is received at the Home Office. The value of the Contract will be the Account Value on the Valuation Date the termination is effective.

The daily charge imposed under this Rider upon termination of the Periodic Income Payments will be the daily charge in the Contract to which this Rider is attached that is imposed for the Death Benefit indicated above.

                   The Lincoln National Life Insurance Company

                               /s/ Mark E. Reynolds
                               Mark E. Reynolds
                               SVP & Chief Administrative Officer

                              CONTRACT BENEFIT DATA

Contract Number                                             : [99-9999999]

Rider Effective Date                                        : [July 1, 2002]

Annuitant                                                   : [Abraham Lincoln]

Age Nearest Birthday                                        : [65]

Sex                                                         : [Male]

Secondary Life                                              : [Mary Todd Lincoln]

Age Nearest Birthday                                        : [62]

Sex                                                         : [Female]

Initial Periodic Income Payment                             : [$411.26]

Initial Guaranteed Income Benefit                           : [$308.45]

Initial Guaranteed Income Benefit Limit                     : [$822.52]

Initial Periodic Income Payment Mode                        : [Monthly]

Initial Periodic Income Payment Date                        : [July 1, 2002]

Periodic Income Commencement Date                           : [June 17, 2002]

Access Period                                               : [15 Years]

Guaranteed Income Benefit Percent                           : [50%]

Assumed Interest Rate                                       : [3.00%]

Rider Option Election                                       : [Enhanced Guaranteed Minimum Death
                                                              Benefit with Guaranteed Income Benefit
                                                              Option]

Annual Mortality and Expense Risk Charge and Administrative Charge

During Access Period
[Account Value Death Benefit
   without Guaranteed Income Benefit Option                 : [2.15%]]

[Account Value Death Benefit
   with Guaranteed Income Benefit Option                    : [3.15%]]

[Annual Step-Up Death Benefit
   without Guaranteed Income Benefit Option                 : [2.15%]]

[Annual Step-Up Death Benefit
   with Guaranteed Income Benefit Option                    : [3.15%]]

[Enhanced Guaranteed Minimum Death Benefit
   without Guaranteed Income Benefit Option                 : [2.15%]]

[Enhanced Guaranteed Minimum Death Benefit
   with Guaranteed Income Benefit                           : [3.15%]]

After Access Period
[Account Value Death Benefit
   without Guaranteed Income Benefit Option                : [2.15%]]

[Account Value Death Benefit
   with Guaranteed Income Benefit Option                   : [3.15%]]

[Annual Step-Up Death Benefit
   without Guaranteed Income Benefit Option                : [2.15%]]

[Annual Step-Up Death Benefit
   with Guaranteed Income Benefit Option                   : [3.15%]]

[Enhanced Guaranteed Minimum Death Benefit
   without Guaranteed Income Benefit Option                : [2.15%]]

[Enhanced Guaranteed Minimum Death Benefit
   with Guaranteed Income Benefit Option                   : [3.15%]]


Enhancement Amount
     Death occurring prior to first Contract Anniversary   : [To be determined]

     Death occurring after first Contract Anniversary      : [To be determined]


[Note: Any reference in this Rider to Purchase Payments means Gross Purchase Payments.]


Initial Subaccount Allocation Plan                         : [30%] [fund name 1]
                                                           : [10%] [fund name 2]
                                                           : [60%] [fund name 3]



                               [Persistency Credit

[Quarterly] Persistency Credit                             : [0.000%]

During the Access Period, a Persistency Credit, if one is determined to be payable according to the calculation described below, is paid into the Contract beginning [three] months after the [30th] anniversary of the Contract Date and at the end of each subsequent [three-month] period thereafter.

The amount of the Persistency Credit is calculated by multiplying the Account Value, less any Purchase Payments that have not been invested in the Contract for minimum of [30] years, by the [quarterly] Persistency Credit percentage shown on the Contract Benefit Data page(s). The Persistency Credit will be allocated to the Variable Subaccount(s) of the Contract in proportion to the value in each Variable Subaccount(s) at the time the Persistency Credit is paid into the Contract. The Persistency Credits will purchase accumulation units from the Variable Subaccounts at the accumulation unit values as of the Valuation Date the Persistency Credits are paid into the Contract.]

          [Waiver of Contingent Deferred Sales Charge/Surrender Charge

During the Access Period, Contingent Deferred Sales Charge/Surrender Charge, if any, as specified in the Surrender Option section and, if applicable the Contingent Deferred Sales Charge section of the Contract, will not apply to:

     (1) Periodic Income Payments.

     [[(2)] Withdrawals of up to [5%] of Purchase Payments in a Contract Year where the percentages are based upon the total Purchase Payments to the Contract at the time of the current Withdrawal, to the extent that the sum of the percentages of the Purchase Payments withdrawn during the Contract Year does not exceed this [5%] maximum.]

     [[(3)] Withdrawals of up to [5%] of Account Value in a Contract Year where the percentages are based upon the Account Value at the time of the current Withdrawal, to the extent that the sum of the percentages of the Account Value withdrawn during the Contract Year does not exceed this [5%] maximum.]

     [[(4)] A surrender or Withdrawal of any Purchase Payment [as a result of] [or] [received more than 12 months prior to the onset of] the "permanent and total disability" of [an Owner] [the Annuitant], as defined in section 22(e) of the Internal Revenue Code. Permanent and total disability must occur subsequent to the Contract Date, as shown on the contract data page(s), and prior to the 65th birthday of the disabled [Owner] [Annuitant.]]

     [[(5)] A surrender or Withdrawal of any Purchase Payment [as a result of] [or] [received more than 12 months prior to] the admittance of [an Owner] [the Annuitant], into an accredited nursing home or equivalent health care facility. Admittance in such a facility must be subsequent to the Contract Date, as shown on the contract data page(s), and continue for 90 consecutive days prior to the surrender or Withdrawal.]

     [[(6)] A surrender or Withdrawal of any Purchase Payment [as a result of] [or] [received more than 12 months prior to the diagnosis of] a terminal illness of [an Owner] [the Annuitant]. Diagnosis of the terminal illness must be subsequent to the Contract Date, as shown on the contract data Page(s), and result in a life expectancy of less than [12 months], as determined by a qualified professional medical practitioner.]

     [[(7)] A surrender as a result of the death of [an Owner or] the Annuitant.]

The Contingent Deferred Sales Charge/Surrender Charge, if any, will be waived only if LNL is in receipt of proof, satisfactory to LNL, of the exception. Periodic Income Payments will be withdrawn from Purchase Payments on a "first-in, first-out" (FIFO) basis.]

                       [Death Benefit Upon Termination of

                            Periodic Income Payments

If the Account Value Death Benefit is the Death Benefit in effect under this Rider, upon termination of the Periodic Income Payments the Death Benefit will be equal to:

[the current Account Value as of the Valuation Date on which the death claim is approved by LNL for payment.]

                                      [OR]

[the greater of:

     (1) the Account Value as of the date the death claim is approved by LNL for payment; or
     (2) the sum of all Purchase Payments minus all Periodic Income Payments and minus all Withdrawals, including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date.]

                                      [OR]

[the greatest of:

     (1) the Account Value as of the date the death claim is approved by LNL for payment; or
     (2) the sum of all Purchase Payments minus all Periodic Income Payments and minus all Withdrawals including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date; or
     (3) the highest Contract Value or Account Value on the date Periodic Income Payments are terminated or on any Contract Date anniversary occurring on or after the date Periodic Income Payments are terminated (determined before the allocation of any Purchase Payments on that Contract Date anniversary) and prior to the 81st birthday of the deceased Annuitant and prior to the date of death of the deceased Annuitant for whom a death claim is approved by the LNL Home Office for payment. The highest Contract Value or Account Value is adjusted for certain transactions. It is increased by Purchase Payments made on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained. It is decreased by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained.]

If the [EGMDB] [or] [Annual Step-Up Death Benefit] is the Death Benefit in effect under this Rider, upon termination of the Periodic Income Payments the Death Benefit will be equal to:

the greatest of:

     (1) the Account Value as of the date the death claim is approved by LNL for payment; or
     (2) the sum of all Purchase Payments minus all Periodic Income Payments and minus all Withdrawals including applicable charges and premium tax incurred, made before, on and after the Periodic Income Commencement Date; or
     (3) the highest Contract Value or Account Value on the Contract Date or any Contract Date anniversary occurring on or after the Valuation Date the EGMDB/Annual Step-Up Death Benefit is effective on the Contract, (determined before the allocation of any Purchase Payments on that Contract Date anniversary) and prior to the 81st birthday of the deceased Annuitant and prior to the date of death of the deceased Annuitant for whom a death claim is approved by the LNL Home Office for payment. The highest Contract Value or Account Value is adjusted for certain transactions. It is increased by Purchase Payments made on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained. It is decreased by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Contract Value or Account Value is obtained.]